UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2020

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (425) 468-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value	PCAR	The NASDAQ Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(f). On April 20, 2020, the Compensation Committee of the Board of Directors approved the Long Term Performance Cash Awards (“LTIP Cash Awards”) for the 2017-2019 cycle under the Long Term Incentive Plan (“LTIP”) for the Named Executive Officers identified in the Company’s March 11, 2020 proxy statement (“Proxy Statement”). The total compensation for each Named Executive Officer reported in the Summary Compensation Table on page 25 of the Proxy Statement has been recalculated to include the LTIP Cash Awards as follows:

Named Executive Officer	Non-Equity Incentive Plan Compensation LTIP Cash Award	Total Compensation
R. P. Feight	$531,405	$6,382,053
R. E. Armstrong (retired 6/30/2019)	$3,847,500	$5,129,205
H. C. Schippers	$1,123,290	$5,735,425
G. L. Moore	$1,134,000	$5,814,346
D. C. Siver	$653,600	$3,381,570
M. T. Barkley	$557,600	$2,996,888

CEO Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing the following information:

As permitted by the SEC rules, the median employee utilized for 2019 is the same employee identified in 2017 (and utilized in 2018) because there have been no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to this pay ratio disclosure. For 2019, our last completed fiscal year:

a)	the annual total compensation of PACCAR’s median employee (excluding Mr. Armstrong for the first six months and Mr. Feight for the last six months), was $79,282;

b)	the annual total compensation of our Chief Executive Officer (Mr. Armstrong for the first six months and Mr. Feight for the last six months) was $7,430,608; and

c)	the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of PACCAR’s median employee was 94 to 1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws

On December 10, 2019, upon the recommendation of the Board’s Nominating and Governance Committee, which is comprised entirely of independent directors, the Board of Directors approved, and recommended for approval by the stockholders, an amendment to our Amended and Restated Certificate of Incorporation to (i) confirm that stockholders owning at least 25% of the Company’s outstanding shares may call special stockholder meetings and (ii) correct an internal cross-referencing error. On April 21, 2020, our stockholders approved the amendment to our Amended and Restated Certificate of Incorporation, effective upon filing with the Secretary of State of Delaware.

The foregoing summary is qualified by reference to the full text of the Certificate of Amendment of Amended and Restated Certificate of Incorporation attached hereto as Exhibit 3(i).

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a) The annual meeting of stockholders was held on April 21, 2020.

(b) Following is a brief description and vote count of all items voted on at the annual meeting:

Item No. 1. Election of Directors.

The following persons were elected to serve as directors with a term expiring in 2021:

Nominee	Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
M. C. Pigott	288,425,673	8,485,460	460,910	0
A. J. Carnwath	280,832,691	15,810,118	728,828	406
F. L. Feder	284,766,194	11,830,722	775,127	0
R. P. Feight	292,331,827	4,473,538	566,678	0
B. E. Ford	295,999,570	834,197	538,276	0
K. S. Hachigian	291,673,595	5,062,971	635,477	0
R. C. McGeary	276,395,404	20,334,845	641,388	406
J. M. Pigott	291,850,028	5,006,130	515,885	0
M. A. Schulz	288,758,934	7,988,542	624,161	406
G. M. E. Spierkel	285,245,596	11,477,472	648,975	0
C. R. Williamson	288,227,391	8,503,160	641,086	406

Item No. 2. Advisory Resolutions to approve Executive Compensation.

Item No. 2 received the affirmative vote of a majority of the shares present and entitled to vote at the meeting.

Shares Voted For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
285,823,657	10,735,941	812,039	406

Item No. 3. Resolution to approve an amendment to the Amended and Restated Certificate of Incorporation to confirm that stockholders owning at least 25% of the Company’s outstanding shares may call special stockholder meetings.

Item No. 3 received the affirmative vote of more than two-thirds of the shares outstanding and entitled to vote at the meeting.

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
293,823,106	2,933,177	615,760	0

Item No. 4. Stockholder proposal to allow stockholders to act by written consent.

Item No. 4 did not receive the affirmative vote of a majority of the shares present and entitled to vote at the meeting.

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
96,165,381	194,143,655	7,062,601	406

(c) Not applicable.

(d) Not applicable.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following is furnished as an Exhibit to this Report.

Exhibit Number	Description

3(i)	Certificate of Amendment of Amended and Restated Certificate of Incorporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date: April 24, 2020	By:	/s/ D. S. Grandstaff
D. S. Grandstaff Vice President and General Counsel